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                                                                  EXHIBIT 2


                         POWER OF ATTORNEY
                         -----------------

     KNOW ALL MEN BY THESE PRESENTS:

     That EFL Limited ("EFL"), a corporation organized under the laws of Hong Kong with its registered office at Caroline Centre, 10th Floor, 28 Yun Ping Road, Causeway Bay, Hong Kong, hereby appoints Leonard D. Pickett to be the true and lawful attorney-in-fact of EFL to (i) make, on behalf of EFL, certain arrangements to acquire, hold, vote and/or dispose of shares of either class of the outstanding common stock of American Maize-Products Company, a corporation incorporated under the laws of the State of Maine USA ("American Maize") in such manner and upon such terms as said Leonard D. Pickett shall deem necessary or advisable and (ii) execute and file, on behalf of EFL, with the appropriate regulatory and governmental authorities and agencies, including the USA Securities and Exchange Commission, all such documents, agreements and certificates necessary or advisable in the judgment of said Leonard D. Pickett (including without limitation, a Schedule 13D and amendments thereto under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), a joint filing agreement relating thereto and a Form 3 and Form 4 under the Exchange Act), in connection with the acquisition, holding, voting and/or disposition of such shares of American Maize.

     IN WITNESS WHEREOF, EFL Limited has hereunto set its hand this 28th day of March 1995 in Makati, Metro Manila, Philippines.

                                     EFL LIMITED



                                     By: /s/ Tarcisio M. Medalla
                                         -------------------------
                                          TARCISIO M. MEDALLA
                                          Director

                         Signed In The Presence Of


     /s/ Sheri A. Inocencio                     /s/ Joseph E. Nebrida
     -----------------------                    ---------------------
     SHERI A. INOCENCIO                           JOSEPH E. NEBRIDA























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                         A C K N O W L E D G E M E N T
                         - - - - - - - - - - - - - - -

     REPUBLIC OF THE PHILIPPINES   )
     IN THE MUNICIPALITY OF MAKATI )    S.S.
     METRO MANILA                  )

               BEFORE ME, a notary public in and for the City of Makati, Metro Manila, personally appeared TARCISIO M. MEDALLA with Residence Certificate No. 3571884 issued at Pasig, Metro Manila on January 6, 1995, known to me and by me known to be the same person who executed the foregoing Power of Attorney and which he has signed, together with the two (2) instrumental witnesses, as his own free and voluntary act and deed and that of the company he is representing.

               IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal at Makati, Metro Manila, Philippines this 28th day of March 1995.


     Doc No.     450                         ZAYBER JOHN B. PROTACIO
               ------
     Page No.     91                              NOTARY PUBLIC
               ------
     Book No.      I                         UNTIL DECEMBER 31, 1995
               ------
     Series of 1995                          PTR NO. 1004212, 8/1/94
                                             MAKATI, METRO MANILA